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                                                                  Exhibit 10.27

                             STC BROADCASTING, INC.
                   CERTIFICATE OF DESIGNATION OF THE POWERS,
 PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
                           PREFERRED STOCK, SERIES B
                        AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF
 -----------------------------------------------------------------------------
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
-----------------------------------------------------------------------------


                  STC Broadcasting, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated February [ ], 1999, duly approved and adopted the following resolution (the "Resolution"):

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference of $1,000.00 per share, consisting initially of 100,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

                  (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as "Preferred Stock, Series B". The number of shares constituting such class shall be no more than 100,000. Shares may only be issued after the date of the above-referenced resolution pursuant to (i) the Securities Purchase Agreement or (ii) dividends paid on the Preferred Stock, Series B "in-kind" in accordance with Section (c) hereof. The initial liquidation preference of the Preferred Stock, Series B shall be $1,000.00 per share.

                  (b) Rank. The Preferred Stock, Series B shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank senior to all classes of common stock of the Corporation, and each other class of Capital Stock or series of Preferred Stock hereafter created which does not expressly provide that it ranks senior to or on a parity with, the Preferred Stock, Series B as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation ("Junior Stock"). The Preferred Stock, Series B shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank on a parity with the 14% Redeemable Preferred Stock, designated pursuant to the Certificate of Designation of the Corporation dated February 27, 1997, as amended (the "14% Preferred Stock"), and any class of Capital Stock or series of Preferred Stock hereafter created which expressly provides that it ranks on a parity with the Preferred Stock, Series B as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation ("Parity Stock"), provided that any such Parity Stock that was not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Stock and not Parity Stock. The Preferred Stock, Series B shall, with respect





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to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank junior to each class of Capital Stock or series of Preferred Stock hereafter created which has been approved by the Holders in accordance with paragraph (f)(ii)(B) and which expressly provides that it ranks senior to the Preferred Stock, Series B as to dividends or distributions upon the liquidation, winding-up and dissolution of the Corporation ("Senior
Stock").

                  (c) Dividends.

                  (i) Beginning on the applicable Issue Date, the Holders of the outstanding shares of Preferred Stock, Series B being issued on such Issue Date shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Preferred Stock, Series B, at the rate (the "Dividend Rate") of (i) LIBOR for the applicable Dividend Period plus 125 basis points (the "LIBOR Rate") or (ii) the ABR for the applicable Dividend Period (the "ABR Rate"), each multiplied by the liquidation preference per share of the Preferred Stock, Series B. The Corporation shall initially pay dividends at the ABR Rate. The Corporation may, at its sole option, convert to the LIBOR Rate from the ABR Rate at any time and may convert back to the ABR Rate from the LIBOR Rate at the end of any period applicable to such LIBOR Rate; provided, however, that if the Corporation, at any time any shares of Preferred Stock, Series B are outstanding, chooses to convert from the LIBOR Rate to the ABR Rate or from the ABR Rate to the LIBOR Rate, it will give irrevocable written notice thereof to the Holders (as the Holders appear in the stock books of the Corporation) three days prior to the date of such conversion. Additional dividends, at the then effective Dividend Rate, shall accrue in respect of, and compound on, any dividends which are in arrears. All dividends shall be cumulative, whether or not earned or declared, from the date of issuance of the Preferred Stock, Series B and shall compound to the extent not paid on the next succeeding Dividend Payment Date, and shall be payable in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the applicable Issue Date. At the option of the Corporation, any dividend payable on any Dividend Payment Date after August 5, 1999, may be paid in additional whole shares of Preferred Stock, Series B (calculated by dividing (x) the amount of the cash dividend payable to each holder of record of the Preferred Stock, Series B on the basis of all shares held of record by such holder, whether evidenced by one or more certificates, by (y) $1,000.00, with amounts in respect of any partial shares to be paid in cash by the Corporation) on such Dividend Payment Date; provided, the Corporation shall not have such option if with respect to any concurrent or substantially concurrent dividend on any Parity Stock or Junior Stock, a dividend on such Parity Stock or Junior Stock is or will be paid in cash (excluding cash dividends payable in respect of fractional shares). Each dividend shall be payable to Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date.

                  (ii) All dividends paid with respect to shares of the Preferred Stock, Series B pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto. The Corporation shall not pay any dividend on the Preferred Stock, Series B "in-kind" pursuant to the provisions of Section (c)(i) unless it declares a similar and pro rata dividend in kind on all then outstanding shares of Preferred Stock, Series B.

                  (iii) Dividends on account of arrears for any past Dividend Period (including any dividends compounding thereon) and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45)





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         days prior to the payment thereof, as may be fixed by the Board of
         Directors of the Corporation.

                  (iv) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid in full, or declared and, if payable in cash, a sum in cash set apart sufficient for such payment on the Preferred Stock, Series B for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Stock. If any dividends are not so paid, all dividends declared upon shares of the Preferred Stock, Series B and any other Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series B and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock, Series B and such Parity Stock bear to each other.

                  (v) (A) Holders of shares of the Preferred Stock, Series B shall be entitled to receive the dividends provided for in paragraph
         (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Stock.

                        (B) So long as any share of the Preferred Stock, Series B is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock whether in cash, obligations or shares of the Corporation or other property (other than dividends in Junior Stock to the holders of Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Preferred Stock, Series B have been paid in full.

                        (C) So long as any share of the Preferred Stock, Series B is outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Stock (including, without limitation, the 14% Preferred Stock) or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Stock, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Stock or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Preferred Stock, Series B have been paid in full. For the avoidance of doubt, this paragraph shall not restrict transactions pursuant to the Put and Call Agreement (the "Put and Call Agreement") dated as of February 5, 1999, among certain affiliates of the Corporation and the Arranger, on behalf of the Holders, from time to time, of the Preferred Stock, Series B.

                  (vi) Dividends payable on the Preferred Stock, Series B for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  (vii) The Corporation has deposited cash hereof in an escrow account for the purpose of paying cash dividends on the Preferred Stock, Series B.

                  (d) Liquidation Preference.

                  (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Preferred Stock, Series B then outstanding shall be entitled





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         to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon (including any compounded dividends and breakage fees) to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Stock including, without limitation, common stock of the Corporation. Except as provided in the preceding sentence, Holders of Preferred Stock, Series B shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Preferred Stock, Series B and all Parity Stock, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full liquidation preference, including, without duplication, all accrued and unpaid dividends to which each is entitled.

                   (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

                   (e) Redemption.

                   (i) Optional Redemption. (A) The Corporation may, at the option of the Board of Directors, upon three business days' written notice to the Holders, redeem at any time, subject to contractual and other restrictions with respect thereto and from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Preferred Stock, Series B, at a redemption price equal to 100% of the then liquidation preference per share plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including any compounded dividends and breakage fees, if any) (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Redemption Price").

                        (B) In the event of a redemption pursuant to paragraph
         (e)(i)(A) hereof of only a portion of the then outstanding shares of the Preferred Stock, Series B, the Corporation shall effect such redemption pro rata according to the number of shares held by each Holder of the Preferred Stock, Series B.

                  (ii) Mandatory Redemption. (A) On December 31, 2008, the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Preferred Stock, Series B then outstanding at the Redemption Price.

                        (B) Concurrently with the consummation of any offering (including any public or Rule 144A (as such rule is defined in the Securities Act) offering) of any debt or equity securities of the Corporation or Holding (or the receipt of proceeds by the Corporation, as a capital contribution or otherwise, from any such offering by Holding), the Corporation shall use the net cash proceeds thereof to redeem all of the Preferred Stock, Series B at the Redemption Price.

                        (C) In the event of any redemption pursuant to Section
         (e)(ii)(B) hereof, if the Corporation does not have sufficient funds to redeem all of the outstanding Preferred Stock, Series B, the Corporation shall effect such redemption pro rata according to the number of shares held by each Holder of the Preferred Stock, Series B.




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                  (iii) Procedures for Redemption. (A) No less than ten (10)
         days prior to the date fixed or anticipated for any redemption of the Preferred Stock, Series B, written notice (the "Redemption Notice") shall be given by the Corporation via first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock, Series B at such Holder's address as the same appears on the stock books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock, Series B to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. Any such notice shall be irrevocable, except that a notice may be stated to be revocable with respect to a redemption pursuant to paragraph
         (e)(ii)(B) or (C) but only to the extent that the contemplated offering has not been consummated. The Redemption Notice shall state:

                        (1) whether the redemption is pursuant to paragraph
                  (e)(i)(A), (e)(ii)(A), (e)(ii)(B) or (e)(ii)(C), or hereof;

                        (2) the Redemption Price,

                        (3) whether all or less than all the outstanding shares
                  of the Preferred Stock, Series B redeemable are to be redeemed and the total number of shares of the Preferred Stock, Series B being redeemed;

                        (4) the date fixed for redemption;

                        (5) that the Holder is to surrender to the Corporation,
                  at the place or places where certificates for shares of Preferred Stock, Series B are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Preferred Stock, Series B to be redeemed; and

                        (6) that dividends on the shares of the Preferred
                  Stock, Series B to be redeemed shall cease to accumulate on such Redemption Date unless the corporation defaults in the payment of the Redemption Price.

                        (B) Each Holder of Preferred Stock, Series B shall surrender the certificate or certificates representing such shares of Preferred Stock, Series B to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the Redemption Price may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Preferred Stock, Series B called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Redemption Price without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (e)(iii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Redemption Price without interest.




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                  (f) Voting Rights. (i) The Holders of Preferred Stock, Series
B, except as required under Delaware law or as set forth in paragraphs (ii),
(iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                  (ii) (A) So long as any shares of the Preferred Stock, Series B are outstanding, the Corporation shall not authorize any class of Parity Stock without the affirmative vote or consent of Holders of at least a majority of the then outstanding shares of Preferred Stock, Series B, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                        (B) So long as any shares of the Preferred Stock, Series B are outstanding, the Corporation shall not authorize any class of Senior Stock without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Preferred Stock, Series B, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                        (C) So long as any shares of Preferred Stock, Series B are outstanding, the Corporation shall not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of the shares of Preferred Stock, Series B or to authorize the issuance of any additional shares of Preferred Stock, Series B without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Preferred Stock, Series B, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                        (D) Except as set forth in paragraph (f)(ii)(A),
         (f)(ii)(B) and (f)(ii)(C) above, (x) the creation, authorization or issuance of any shares of any Junior Stock, Parity Stock or Senior Stock, including the designation thereof within the existing class of Preferred Stock, Series B or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Preferred Stock, Series B and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of Preferred Stock, Series B.

                  (iii) If (x) dividends on the Preferred Stock, Series B are in arrears and unpaid for (i) one or more Dividend Periods (whether or not consecutive) from February 5, 1999 to August 5, 1999 or (ii) after August 5, 1999, six or more Dividend Periods (and in the case of cash dividends only, whether or not consecutive) (a "Dividend Default");
         (y) the Corporation fails to redeem all of the then outstanding shares of Preferred Stock, Series B under the redemption provisions of Section (e)(i) hereof (after notice has been given) or under the circumstances required by Section (e)(ii) (a "Redemption Default"); or
         (z) an "Event of Default" has occurred under the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of February 5, 1999 by and among the Corporation, the Purchasers named therein and Chase Securities, Inc. ("Purchase Agreement Default"), then (in addition to, and not in limitation of, any rights or remedies the Holders may have under any other provision hereof or any other agreement, including the Securities Purchase Agreement, or at law or in equity) the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of the Preferred Stock, Series B and the holders of any Parity Stock then having the right to elect directors, voting as one class, to elect the lesser of two directors or 25% of the members of the Board of Directors. Holders of a majority of the issued and outstanding shares of Preferred Stock, Series B, together with the holders of any Parity Stock then having the right to elect directors, voting as one class, shall have the exclusive right to elect the lesser of two directors





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         or 25% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Dividend Default, Redemption Default or Purchase Agreement Default, as the case may be, and at every subsequent meeting at which the terms of office of the directors so elected expire (other than as described in (f)(iv) below). Each such event described in clauses (x), (y) and (z) is a "Voting Rights Triggering Event."

                        (A) The right of the Holders of Preferred Stock, Series B to elect members of the Board of Directors as set forth in subparagraph (f)(iii)(A) above shall continue until such time as (x) in the event such right arises due to a Dividend Default, all accrued dividends that are in arrears on the Preferred Stock, Series B are paid in full in cash (to the extent such dividends were required to be paid in cash) or in additional shares of Preferred Stock, Series B (to the extent such dividends were permitted to be paid in additional shares of Preferred Stock, Series B); and (y) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or is waived by the holders of at least a majority of the shares of Preferred Stock, Series B then outstanding and entitled to vote thereon, at which time (I) the special right of the Holders of Preferred Stock, Series B so to vote for the election of directors and (II) the term of office of the directors elected by the Holders of the Preferred Stock, Series B shall terminate (except that any directors elected by holders of Parity Stock will remain in office if the default as to such Parity Stock which granted the right to such holders of Parity Stock to elect such directors is continuing) and the directors elected by the holders of common stock of the Corporation shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Preferred Stock, Series B pursuant to paragraph (f)(iv) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Preferred Stock, Series B, and, if applicable, holders of Parity Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the shares of Preferred Stock, Series B and, if applicable, holders of Parity Stock, then outstanding addressed to the secretary of the Corporation shall, call a special meeting of the Holders of Preferred Stock, Series B, and, if applicable, holders of Parity Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least twenty-five percent (25%) of the outstanding shares of Preferred Stock, Series B may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders of the Corporation. Any Holder of Preferred Stock, Series B so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

                        (B) At any meeting held for the purpose of electing directors at which the Holders of Preferred Stock, Series B shall have the right to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Preferred Stock, Series B shall be required to constitute a quorum of such Preferred Stock, Series B.

                        (C) Any vacancy occurring in the office of a director elected by the Holders of Preferred Stock, Series B and, if applicable, holders of

         Parity Stock, may be filled by the remaining directors elected by the Holders of Preferred Stock, Series B and, if applicable, holders of Parity Stock, unless and until such vacancy shall be filled by the Holders of Preferred Stock, Series B.

                  (iv) In any case in which the Holders of Preferred Stock, Series B shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Preferred Stock, Series B entitled to vote with respect to such matter shall be entitled to one vote for each share of Preferred Stock, Series B held.

                  (g) Reissuance of Preferred Stock, Series B. Shares of Preferred Stock, Series B that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such shares as Preferred Stock, Series B must be in compliance with the terms hereof.

                  (h) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (i) Breakage. With respect to any redemption within 180 days of the Issue Date pursuant to clause (e)(i) hereof or payment pursuant to the Put and Call Agreement, that, in any case, occurs on a date other than a Dividend Payment Date, the Corporation shall also pay as an additional dividend, in cash "break-funding" expenses to each Holder the amount required to compensate such Holder for any losses, costs or expenses which it may reasonably incur as a result of such failure, payment or acceleration, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Holder to fund or maintain its purchase of or holding of Preferred Stock, Series B ("Breakage Costs").

                  (j) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "ABR" means, for any Dividend Period, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on the second Business Day before the first day of such Dividend Period plus 1% and (c) the Federal Funds Effective Rate in effect on the second Business Day before the first day of such Dividend Period plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank ("Chase") as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit or debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any Dividend Period, the secondary market rate for three-month certificates of deposit reported as being in effect on the second Business Day before the first day of such Dividend Period (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on the second Business Day before the first day of such Dividend Period or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Chase from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any Dividend Period, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the second Business Day before the first day of such Dividend Period by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chase from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Rate" shall have the meaning ascribed to such term in paragraph (c)(i) hereof.

                  "Board of Directors" shall have the meaning ascribed to it in the first paragraph of this Resolution.

                  "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed or any day in which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and
         (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Commission" means the Securities and Exchange Commission.

                  "Corporation" means STC Broadcasting, Inc., a Delaware corporation.

                  "Dividend Payment Date" means the last day of each Dividend Period commencing with the first to occur after the initial Issue Date.

                  "Dividend Period" means one calendar month for the period ending on July 31, 1999 (i.e., February 28, 1999; March 31, 1999, etc.) and a quarterly period of three months thereafter (i.e., August 1, 1999 to October 31, 1999, etc.).

                  "Dividend Rate" shall have the meaning ascribed to such term in paragraph (c)(i) hereof.

                  "Dividend Record Date" means the fifteenth day of the month in which the relevant Dividend Payment Date occurs.

                  "14% Preferred Stock" means the series of preferred stock of the Corporation designated pursuant to the Certificate of Designation dated February 27, 1997, as amended.

                  "Holder" means a holder of shares of Preferred Stock, Series B as reflected in the stock books of the Corporation.

                  "Holding" means Sunrise Television Corp., a Delaware corporation, and its successors.

                  "Issue Date" means the date of original issuance of the applicable shares of Preferred Stock, Series B.

                  "Junior Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

                  "LIBOR" means the rate determined on the basis of the offered rates for deposits in U.S. Dollars for the applicable Dividend Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, two Business Days before the first day of such Dividend Period. If at least two rates appear on the Reuters Screen LIBO Page, the rate for such Dividend Period will be the arithmetic mean of such rates rounded upwards, if necessary, to the nearest 1/16 of 1%. If fewer than two rates appear on the Reuters Screen LIBO Page, then such rate shall equal the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in U.S. Dollars for the applicable Dividend Period at approximately 11:00 a.m., London time, two Business Days before the first day of such Dividend Period by first class banks in the London interbank market.

                  "LIBOR Rate" has the meaning ascribed to such term in paragraph (c)(i) hereof.

                  "Parity Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

                  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Preferred Stock, Series B" shall have the meaning ascribed to it in paragraph (a) hereof.

                  "Redemption Date," with respect to any shares of Preferred Stock, Series B, means the date on which such shares of Preferred Stock, Series B are redeemed by the Corporation.

                  "Redemption Notice" shall have the meaning ascribed to it in paragraph (e) hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of February 5, 1999 by and among the Corporation, Chase Securities, Inc, as Arranger and certain purchasers party thereto.

                  "Senior Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

                  "Voting Rights Triggering Event" shall have the meaning ascribed to it in paragraph (f)(iv) hereof.

                  IN WITNESS WHEREOF, STC Broadcasting, Inc. has caused this Certificate to be signed by the undersigned, its Chief Financial Officer, this 5th day of February, 1999.

                                         STC BROADCASTING, INC.


                                         By: /s/ David A. Fitz
                                            ------------------------------------
                                             Name:  David A. Fitz
                                             Title: Chief Financial Officer